UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2013

Polymer Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-14330

Delaware	57-1003983
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300

Charlotte, North Carolina 28269

(Address of principal executive offices, including zip code)

(704) 697-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Bridge Credit Facility and Guaranty

Overview

In connection with the announcement of the proposed acquisition of Fiberweb plc described below under Item 8.01, on September 17, 2013, Polymer Group, Inc. (the “Company” or the “Borrower”) entered into a Senior Secured Bridge Credit Agreement among its direct parent, Scorpio Acquisition Corporation (“Holdings”), the lenders from time to time party thereto, Citicorp North America, Inc. as administrative agent, Barclays Bank plc as syndication agent and Citigroup Global Markets Inc. and Barclays Bank plc as joint lead arrangers and joint bookrunners (the “Bridge Credit Facility”).

The Bridge Credit Facility provides for a commitment by the lenders party thereto to make secured bridge loans in an aggregate amount not to exceed $318.0 million (the “Initial Loans”) upon satisfaction of certain conditions. The proceeds of the Initial Loans under the Bridge Credit Facility will be used to pay the cash consideration payable to shareholders of Fiberweb plc pursuant to the proposed acquisition, the related fees and expenses and for general corporate purposes. Borrowings under the Bridge Credit Facility will be the senior secured obligations of the Company, ranking equally in right of payment with all of the Company’s existing and future senior obligations, including obligations under the Company’s existing 7.75% Senior Secured Notes due 2019 (the “Existing Secured Notes”).

Interest Rates and Maturity

The Initial Loans initially will bear interest from the date of borrowing at a rate equal to the eurodollar rate plus an applicable margin. The applicable margin will initially be 6.00%, which shall increase by 0.50% after each three month period following the date of borrowing, up to a specified maximum rate (the “interest rate cap”). The interest rate applicable to the Initial Loans may also be increased to the interest rate cap prior to the Initial Maturity Date (as defined below) under certain circumstances, as described in the Bridge Credit Facility. Any loan commitments not borrowed by the Company on the initial date of borrowing will be terminated automatically.

The Initial Loans mature one year from the date of borrowing (the “Initial Maturity Date”). Following the Initial Maturity Date, the Initial Loans will be converted into terms loans (“Term Loans”) maturing on February 1, 2019 (the “Final Maturity Date”) and bearing interest at the interest rate cap. Subject to certain requirements, the lenders may exchange Term Loans for debt securities (“Exchange Notes”) bearing interest at the interest rate cap.

Prepayments

The Company will be required to repay borrowings under the Bridge Credit Facility with the net proceeds of any incurrence of certain specified indebtedness by the Company or its subsidiaries, subject to certain exceptions. The Company may voluntarily prepay borrowings under the Bridge Credit Facility at a price equal to the principal amount of the loans being prepaid. In certain circumstances, the loans will not be prepayable prior to February 15, 2015 except at a “make-whole” premium based on the treasury rate plus 50 basis points, and thereafter shall be prepayable at a declining premium beginning with one-half of the annual interest rate then applicable to such loans. In addition, until February 1, 2014, the Company may voluntarily prepay with the proceeds of certain equity offerings up to 35% of the principal amount of the loans at a price equal to par plus the annual interest rate then applicable to such loans.

Guarantees and Security

Borrowings under the Bridge Credit Facility will be unconditionally guaranteed on a senior secured basis by Holdings and each of the Company’s existing and future wholly-owned material domestic restricted subsidiaries, subject to certain exceptions, pursuant to the Guaranty, dated as of September 17, 2013 among Holdings, the subsidiaries of Holdings party thereto and Citicorp North America Inc., as administrative agent (the “Guaranty”). Obligations under the Bridge Credit Facility will be secured on a pari passu basis by the collateral securing the Existing Secured Notes.

Certain Covenants and Events of Default

The Bridge Credit Facility limits the ability of the Company and its restricted subsidiaries to, among other things:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	repurchase stock;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of subsidiaries to make dividends or other payments to the Company.;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell assets.

The Bridge Credit Facility also contains certain customary representations and warranties, affirmative covenants and events of default.

The foregoing description of the Bridge Credit Facility and the Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Bridge Credit Facility and the Guaranty, which are filed respectively as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 8.01	Other Events

On September 17, 2013, the Company announced (the “Announcement”) a firm intention to make an offer to acquire the entire issued and to be issued share capital of Fiberweb plc (“Fiberweb”) at a price of £1.02 per share (the “Acquisition”). It is expected that the Acquisition will be effected using PGI Acquisition Limited, a newly incorporated wholly owned indirect subsidiary of PGI. It is currently envisaged that the Acquisition will be implemented by way of a court sanctioned scheme of arrangement of Fiberweb. In addition to the cash consideration, Fiberweb shareholders will also be entitled to receive and retain the 2013 interim dividend of 1.2 pence per share announced on August 2, 2013 and payable on November 1, 2013 to shareholders of Fiberweb on the register at close of business on September 27, 2013. The Acquisition, together with the interim dividend, values the entire issued and to be issued ordinary share capital of Fiberweb on a fully diluted basis at approximately £182 million. In addition, to ensure sufficient funds in pounds sterling are available to complete the Acquisition, the Company entered into a currency hedging arrangement with a hedging counterparty for a notional amount of approximately £185 million.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Polymer Group, Inc.

By:	/s/ Dennis E. Norman
Name:	Dennis E. Norman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: September 17, 2013

Index to Exhibits

Exhibit Number	Description

10.1*	Senior Secured Bridge Credit Agreement, dated as of September 17, 2013, among Polymer Group, Inc., Scorpio Acquisition Corporation, the lenders from time to time party thereto, Citicorp North America, Inc. as administrative agent, Barclays Bank plc as syndication agent and Citigroup Global Markets Inc. and Barclays Bank plc as joint lead arrangers and joint bookrunners.

10.2*	Guaranty, dated as of September 17, 2013 among Scorpio Acquisition Corporation, the subsidiaries of Scorpio Acquisition Corporation party thereto and Citicorp North America Inc., as administrative agent.

*	Filed herewith